d. **ALEXANDRE VAMVAKIDES**

**PATENT APPLICATION No: 20070100020,** JANUARY 17, 2007

**New sigma(σ) receptor ligands, with anti-apoptotic and/or pro-apoptotic properties over cellular biochemical mechanisms, with neuroprotective, anti-cancer, anti-metastatic and anti-(chronic) inflammatory action.**

The present invention concerns the new and original (σ) sigma-receptor ligands (Mono- or Di – alkylaminoalkyl)-γ-butyrolactones (AL), their analogues aminotetrahydrofuranes (AE),with various substituents: phenyl-, diphenyl-, phenoxymethyl, fluorenyl, adamantyl, the (1-adamantyl) benzene (s) alkylamines(AdBAA), the N,N Dialkyl α-[(adamantyl-1) benzyloxy-2] alkylamines(AdBOAA) and the 3-cyclopentyl-adamantyl-amines or alkylamines or alkylphenyl amines(AdCP), halogenated or methoxylated on their substituents, and their pharmaceutically acceptable salts of the racemics, enantiomers and diastereoisomers that were synthesized according to the methods described in the references: WO 97/30983, 1 and 2, with anti-cancer, anti-metastatic, anti-inflammatory, neuroprotective , anticonvulsant, antidepressive, nooanaleptic and anxiolytic action.
The present invention concretize the concept of bio-modulatory drug, with the new and original σ-receptor ligands AL, AE, AdBAA, AdBOAA and AdCP, which exhibit a multi-component pharmacological profile with orthosteric,( σ-1 and /or σ-2 –induced) allosteric, and(σ-1 and/or σ-2-induced) pseudo-allosteric modulatory actions over functional biochemical reactions.
*In vitro* and *in vivo* experiments clearly demonstrated the principal interaction of AL, AE, AdBAA, AdBOAA and AdCP over the **σ**-1, **σ**-2 receptors or over the allosteric **σ**-type sites at low nanomolar up to sub-micromolar levels of affinity along with their regulatory roles over the G-protein coupled receptors (GPCRs) and $Na^+/Ca^{++}$ ion channels.
*In vitro* studies demonstrated the anti-cancerous properties of AL, AE, AdBAA, AdBOAA and AdCP which present **σ**-2 agonistic action and/or **σ**-1 antagonistic action via the mechanism of apoptosis which they specifically develop over the cancer cells.
The molecules mentioned above can be used as anti-cancer drugs, either alone or in combination with conventional anti-cancer drugs. They can also be used as diagnostics (sigma receptors are increasing in most of the different types of cancer cells) and as anti-metastatic drugs, since they inhibit the binding and migration of cancer cells via tumor cell membrane reorganization and inhibition of $Na^+$ ion channels (particularly for AL and AE compounds).
Finally, their ability to be used as drugs against neurodegenerative diseases (**σ**-1 agonism and inhibition of $Na^+/Ca^{++}$ ion channels) or against chronic inflammatory diseases (**σ**-1 antagonism, **σ**-2 agonism), was shown by the regulation of cellular apoptotic processes through both membrane and mitochondrial **σ**-receptors.

## EXAMPLES

**A)** Sigma (σ)-1 agonists with bio-modulatory action on the Central Nervous System (CNS) and with antagonistic action on the apoptotic processes of the cells.

- **AE14: TETRAHYDRO-N,N,-DIMETHYL-5,5-DIPHENYL-3-FURANOMETHANAMINE**

AE14 is a selective ligand for **σ**-1 receptors with a nanomolar affinity (pKi=7,6) while the affinity for **σ**-2 receptors is 100 times lower (over 10 micro-Moles (10μM): pKi<5). The above molecular profile is the basis for AE14 modulatory role over the G-protein coupled receptors (GPCRs) and its pharmacological properties: anti-amnesic action (antagonistic action against scopolamine and dizocilpine (MK-801) induced amnesia or amyloid peptide β25-35 (Aβ), at low doses (from 0,03mg/kg administered per os(po), in

mice). Due to its modulatory role via σ-1 receptors, AE14 presents strong antidepressive profile (very strong anti-immobility action at 30-100mg/kg (po), in the forced swimming test in mice and useful nooanaleptic action (non addictive since neurochemical studies in rats excluded dopaminegic action), anti-fatigue and antidepressive properties, according the the relevant experimental protocols in mice (Open field, Porsolt).
The cytotoxic action of AE 14 on the cancer cells, via the mechanism of apoptosis, is shown only at high concentrations (over 200μM, depending on the cell line that it is used), since AE14 partial agonistic action for σ-1 is transformed in these concentrations to antagonistic σ-1 action in synergy with its agonistic action for σ-2 that is shown at concentrations over 10μM. These results are representatives of the basic concept of the invention described, (see the last two paragraphs above). *AE14 presents anti-apoptotic action ( neuroprotective and anti-amnesic action against neurodegenerative diseases at low σ-1 agonistic doses) and pro-apoptotic action for σ-1 antagonistic and σ-2 agonistict high doses (200μM equivalent to 200mg/kg per os in mice) with anti-cancer properties and action against chronic inflammatory diseases.*
*In regards to the last action (pro-apoptotic), the presence of adverse events at high concentrations of AE14, led us to the discovery or synthesis of other compounds that were more effective and without adverse events (see section B).*

- **AE37: TETRAHYDRO-N,N-DIMETHYL-2,2-DIPHENYL-3-FURANOMETHANAMINE**

Similar pharmacological profile as to AE14: smaller affinity for σ-1 receptors (pKi= 6,3) and with no affinity for σ-2 receptors.
Therefore, AE37, as a selective σ-1 partial agonist with anti-apoptotic action, is especially interesting against neurodegenerative diseases, and an original anticonvulsive agent (via its σ-1 modulatory action over the $Na^+$ and Ca++ ion channels and its anti-glutamatergic action in the brain) as well as is very interesting for the prementioned CNS indications of AE14(vigilance,anti-fatigue).

- **AE37 Met: TETRAHYDRO-N-METHYL-2,2-DIPHENYL-3-FURANOMETHANAMINE**

AE37 Met is the only metabolite of AE37 and is slightly more active than AE37 for the properties mentioned above but it mainly concerns the neuroprotective action, especially against acute ischemic syndromes (brain, heart), in relevance with its exceptional protection against anoxia that is caused by pentylenetetrazole (PTZ), in mice, following its protection against the PTZ-induced tonic crises.

**B)** Weak **σ**-1 agonists or **σ**-1 antagonists with agonistic **σ**-2 component and agonistic action to the apoptotic processes of the cells.

- The following molecules are representatives of the chemical families that concern the present invention:

1) AdAL: DIHYDRO-4-(DIMETHYLAMINOMETHYL) SPIRO {FURANE-2(5H),2' –TRICYCLO[3.3.1.1 $_{3,7}$ ] DECAN}-5-ONE 6-
2) AdAE: (DIHYDRO-4-(DIMETHYLAMINOMETHYL) SPIRO {FURANE-2(3H),2'–TRICYCLO[3.3.1.1 $_{3,7}$ ] DECANE}
3) AdPhAL: 5-(TRICYCLO[3.3.1.1 $_{3,7}$ ] DEC-1-YL)-DIHYDRO-3-[DIMETHYLAMINOMETHYL)-5-PHENYLFURAN-2(3H)-ONE-
4) AdPhAE: 5- (TRICYCLO[3.3.1.1 $_{3,7}$ ] DEC-1-YL)-TETRAHYDRO-N,N-DIMETHYL-5-PHENYL-3-FURANEMETHANAMINE-
5) AL142Me: (α-(DIMETHYLAMINOETHYL)-γ,γ-DIPHENYL-γ-BUTYROLACTONE)
6) AdBPA: γ-(1-ADAMANTYL)PHENYL-N,N-DIMETHYLPROPANAMINE
7) AdBPP: γ-(1-ADAMANTYL)PHENYL-PROPYLPIPERIDINE
8) AdPhOPP: [α-(ADAMANTYL-1)BENZYLOXY-2] PROPYLPIPERIDINE
9) AdPhOEA (Me): N,N DIMETHYL-[ α-(ADAMANTYL-1)BENZYDRYLOXY-2-ETHYLAMINE
10) -Ad(Me)CP: 3-CYCLOPENTYL-N-METYL-1-TRICYCLO[3.3.1.1 $_{3,7}$ ]DECANEMETHANAMINE

All molecules present strong chemical affinities (nanomolar) for **σ**-1 receptors with antagonistic action (except AdAE and AdPhAE which are weak agonists) and with sub-micromolar or micromolar affinity for **σ**-2 receptors with agonistic action. Therefore, all molecules above and their derivatives are pro-apoptotic and only at very low concentrations some of them (AdAE, AdPhAE) are anti-apoptotic. All molecules above are toxic to the cancer cells and make excellent drug candidates due to their exceptional and selective pro-apoptotic properties and their very low toxicity *in vivo* and therefore they could also be used against chronic inflammatory diseases (Crohn's disease, rheumatoid arthritis,chronic obstructive pulmonary disease and microinflammations of the nervous system in neurodegenerative diseases). It has been shown that at the concentrations and doses (10-100mg/kg intra-peritoneal(ip) or po), at which anti-cancer action is demonstrated,most of the above representative molecules of AL, AE, AdBAA, AdBOAA, and AdCP do not present toxic events but, in contrast, they present positive properties such as: neuro-protective, antidepressive, elevating vigilance, nooanaleptic and anti-fatigue (against fatigue syndrome), for AL, and AE, or sedative-anxiolytic properties for AdBAA, AdBOAA and AdCP according to the relevant experimental protocols in mice.

## REFERENCES

1) Pouli N., Fytas G., Foscolos G., Kolocouris N., Morakos P., and Vavmakides A. Synthese et etude pharmacologique des adamantylbenzenepropanamines at propenamines. ***Annales Pharmaceutiques Francaises, 1995, 53, No4, pp 163-169***
2) Fytas G., Morakos P., Kolocouris N., Foscolos G., Pouli N., Vamvakides A., Ikeda S., De Clercq E. 3-cyclopentyl-1-adamantamines and adantanemethanamines. Antiviral activity evaluation and convulsion studies. ***Farmaco 1994, 49, No10, pp 641-647***
3) Vamvakides Alexandre: Tetrahydro-N,N-dimethyl-2,2-diphenyl-3-furanemethanamine, its enantiomers and their pharmaceutically acceptable acid addition salts. WO97/30983 and patent 1002616 (GR)

## CLAIMS

1. New sigma(σ) receptor ligands with anti-apoptotic and/or pro-apoptotic properties: (Mono-or Di-alkylaminoalkyl)-γ-butyrolactones, their analogues aminotetrahydrofuranes, (1-adamantyl)benzene alkylamines, N,N di-alkyl α-[adamantyl-1) benzyloxy-2] alkylamines and 3-cyclopentyl adamantyl-amines or-alkylamines or-alkyl phenylamines, their enantiomers or diastereoisomers and their pharmacologically acceptable salts.
2. All pharmaceutical compositions characterized by the fact that they do contain chemical compounds as those referred in claim 1 and at least one pharmaceutically acceptable excipient.
3. Use of the chemical compounds of the claim 1: (mono-or-di-alkylaminoalkyl)-γ-butyrolactones, their analogues aminotetrahydrofuranes, and the (1-adamantyl) benzene alkylamines, the N,N Dialkyl α-[(adamantyl-1)benzyloxy-2] alkylamines and the 3-cyclopentyl adamantyl-amines or alkylamines or-alkyl phenylamines, their enantiomers or diastereoisomers and their pharmaceutically acceptable salts for the preparation of pharmaceutical products with anti-cancer, anti-metastatic and anti-(chronic)inflammatory action.
4. Use of the chemical compounds of the claim 1: (Mono-or di-alkylaminoalkyl)- γ-butyrolactones, their analogues aminotetrahydrofuranes, and the (1-adamantyl) benzene alkylamines, the N,N Dialkyl α-[(adamantyl-1)benzyloxy-2] alkylamines and the 3-cyclopentyl adamantyl-amines or alkylamines or-alkyl phenylamines, their enantiomers or diastereoisomers and their pharmaceutically acceptable salts

for the preparation of pharmaceutical products with neuroprotective, anti-amnesic anticonvulsive, antidepressive and nooanaleptic-elevating vigilance and anti-fatigue actions for the first two entities and sedative-anxiolytic action for the last entities.

## SUMMARY

**New sigma(σ) receptor ligands, with anti-apoptotic and/or pro-apoptotic properties over cellular biochemical mechanisms, with neuroprotective, anti-cancer, anti-metastatic and anti-(chronic) inflammatory action.**

The present invention involves new and original sigma receptors ligands : (Mono-or di-alkylaminoalkyl)- γ-butyrolactones, their analogues aminotetrahydrofuranes, the (1-adamantyl)benzene alkylamines, the N,N Dialkyl α-[(adamantyl-1)benzyloxy-2] alkylamines and the 3-cyclopentyl adamantyl-amines or alkylamines or-alkyl phenylamines, their enantiomers or diastereoisomers and their pharmaceutically acceptable salts, with pro-apoptotic and/or anti-apoptotic properties over cellular biochemical mechanisms, with anti-cancer, anti-metastatic, anti-(chronic) inflammatory, neuro-protective, anticonvulsive, antidepressive and nooanaleptic or sedative action.